Exhibit 5.1

ד"ר ליפא מאיר	ד"ר יריב אילן	רעות בייץ	טל מורג	TAL MORAG	REUT BEITZ	DR. YARIV ILAN	DR. LIPA MEIR
צוריאל לביא	אדמית כהן-וינשטוק	יאן פלדמן	ירדן הדר	YARDEN HADAR	YAN FELDMAN	ADMIT COHEN-WEINSHTOK	ZURIEL LAVIE
אלון פומרנץ	מאיר אלבוים	ניר מנחם	גד קרן	GAD KEREN	NIR MENAHEM	MEIR ELBAUM	ALON POMERANC
ארתור מוהר (I)	טלי לב (II/III)	קרן בוצר	שיר דיגמי-טל	SHIR DIGMI-TAL	KEREN BOZER	TALI LEV (II/III)	ARTHUR MOHER (I)
עוזי מור	סילביה גל-יהב	לילך הוק	צח כהן	TZAH COHEN	LILACH HOEK	SYLVIA GAL-YAHAV	UZI MOR
גרי קופלוביץ	אסף אילוז	איתמר ליפנר	נוף שדה	NOF SADEH	ITAMAR LIPPNER	ASAF ILUZ	GARY COPELOVITZ
גד אזור	שי תמר	גיא משולם	תם פישר	TOM FISHER	GUY MESHULAM	SHAY TAMAR	GAD AZOR
ארז דר לולו	רועי אייז	יוני שטינמץ	דפנה הורוביץ	DAFNA HOROVITZ	YONI SHTAINMETZ	ROY AIZ	EREZ DAR LULU
יריב שלום	ד"ר גאי כרמי	אלה בן-דור	עמית ביטון	AMIT BITTON	ELLA BEN-DOR	DR. GUY CARMI	YARIV SHALOM
רונן בהרב	נופר טפליץ	טל אסולין-מנחמוב	מאור זילכה	MAOR ZILKA	TAL ASULIN-MENAHEMOV	NUPHAR TEPLIZ	RONEN BAHARAV
ד"ר זיו פרייז (II)	יוסי מנדלבאום	יותם וייס	נועם שוורץ	NOAM SCHWARTZ	YOTAM WEISS	YOSSI MANDELBAUM	DR. ZIV M. PREIS (II)
מיכל שורץ	שמרית כרמי-נעמת	רימון דיין	בן לירז	BEN LIRAZ	RIMON DAYAN	SHIMRIT CARMY NAAMAT	MICHAL SCHWARTZ
שבתאי מיכאלי	עומר מאירי	תום ניסני	אביחי אסולין	AVIHAY ASULIN	TOM NISSANI	OMER MEIRI	SHABTAI MICHAELI
איתן שמואלי	קרנית אקריש	ארז גולן (נעים)	אביב אמר	AVIV AMAR	EREZ GOLAN (NAIM)	KARNIT AKRISH	EITAN SHMUELI
אמיר זולטי	יערה פרוינד-אברהם	ישי לבנון	רעות שאולי	REUT SHAULI	ISHAY LEVANON	YAARA FRUEND-AVRAHAM	AMIR ZOLTY
שירלי יפרח-אזור	גרגורי אירגו	שחף רוט-קליין			SHAHAF ROTH-KLEIN	GREGORY IRGO	SHIRLEY IFRACH-AZOR
ד"ר ציפי איסר איציק	יצחק אנידגר	עידו זבורוף			IDO ZABOROF	ISAAC ANIDJAR	DR. TZIPI ISER ITSIQ
גלי אופינסקי	דור אבינרי	ניר דפני	איל חיאט	EYAL KHAYAT	NIR DAFNI	DOR AVINERY	GALI OPINSKY
דוד וינשטיין	איילת רם	שקד ניסן-כהן	ד"ר יהודה בן מאיר (IV)	DR. YEHUDA BEN-MEIR (IV)	SHAKED NISSAN-COHEN	AYELET RAM	DAVID WEINSTEIN
דנית רימון	ליהי אלימלך	עדן בן לולו	ד"ר אירית מבורך (IV)	DR. IRIT MEVORACH (IV)	EDEN BEN LULU	LIHI ELIMELECH	DANIT RIMON

2 WEIZMANN ST. TEL AVIV 6423902 ISRAEL, BET AMOT HASHKAOT, FAX:+ 972-3-6070666 :פקס PHONE: +972-3-6070600 :ויצמן 2 ת"א 6423902, בית אמות השקעות, טלפון

December 5, 2019

To:

Safe-T Group Ltd.

8 Abba Eban Ave.

Herzliya, 4672526

Israel

Re: Registration Statement on Form F-3

Ladies and Gentlemen,

We have acted as Israeli counsel to Safe-T Group Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with a Registration Statement on Form F-3 (the “Registration Statement”) being filed by the Company, with the Securities and Exchange Commission (the “SEC”) on or about December 5, 2019 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed offer and sale by the Company, from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of up to a $20,000,000 aggregate amount of any of all the following securities: (i) American Depositary Shares (the “ADSs”) representing ordinary shares, no par value, of the Company (the “Ordinary Shares”), (ii) warrants to purchase ADSs (the “Warrants”), and/or (iii) units comprised of one or more of the securities that are offered under the Prospectus (the “Units”). The ADSs, the Warrants and the Units shall be referred to herein as the “Securities”.

In connection herewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, to which this opinion is attached as an exhibit, (ii) a copy of the articles of association of the Company as currently in effect (the “Articles”); (iii) resolutions of the board of directors (the “Board”) of the Company which have heretofore been approved and which relate to the Registration Statement and actions to be taken in connection therewith; and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

E M A I L : L A W @ L I P A M E I R . C O . I L	W W W. L I P A M E I R . C O . I L
(I) נוטריון (II) רשיון עו"ד בניו יורק (III) רשיון עו"ד באנגליה (IV) יועץ	(I) NOTARY (II) ADMITTED IN NY (III) ADMITTED IN ENGLAND (IV) OF COUNSEL

In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the legal capacity of all natural persons. As to any facts material to such opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company.

For the purpose of the opinions expressed below, we have assumed further that after the issuance of the ADSs or the Ordinary Shares pursuant to the Registration Statement, the total number of issued Ordinary Shares, together with the total number of Ordinary Shares reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized share capital under the Company’s then effective Articles.

On the basis of the foregoing, and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Securities Act, we are of the opinion that:

1. Assuming the (a) taking of all necessary subsequent corporate action (the “Authorizing Resolutions”) to authorize and approve the issuance of any Ordinary Shares underlying the ADSs, the terms of the offering thereof and related matters, (b) delivery and filing of an appropriate Prospectus Supplement (if necessary) with respect to the offering of the ADSs in compliance with the Securities Act and the applicable rules and regulations thereunder, (c) approval by the Board of, entry by the Company into, and performance by the Company under, any applicable definitive purchase, underwriting or similar agreement between the Company and any third party pursuant to which any of the ADSs and the Ordinary Shares underlying same may be issued and sold, in a form to be filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Report of Foreign Private Issuer on Form 6-K (an “Underwriting Agreement”), and (d) receipt by the Company of the consideration for the ADSs and the Ordinary Shares as provided for in the Authorizing Resolutions and in accordance with the provisions of any such Underwriting Agreement, such Ordinary Shares will be validly issued, fully paid and non-assessable.

2. With respect to the Warrants, assuming the (a) taking of all necessary Authorizing Resolutions to authorize and approve the issuance and terms of any Warrants, the issuance of the underlying Ordinary Shares, the related warrant agreement between the Company and a warrant agent (if any) (the “Warrant Agreement”), the terms of the offering thereof and related matters, and (b) due execution, authentication, issuance and delivery of such Warrants upon payment of the consideration therefor provided for in the applicable Underwriting Agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement (if any), such Warrants will constitute valid and legally binding obligations of the Company to the extent governed by Israeli law.

3. With respect to the Units, assuming the (a) taking of all necessary Authorizing Resolutions to authorize and approve issuance and the terms of the Units, any Securities which are components of the Units, any Ordinary Shares underlying such Securities, the related agreement between the Company and a unit agent (if any) (the “Unit Agreement”), the terms of the offering thereof and related matters and (b) due execution, countersignature (where applicable), authentication, issuance and delivery of the Units and the Securities that are components of such Units in each case upon the payment of the consideration therefor provided for in the applicable Underwriting Agreement approved by the Board, and otherwise in accordance with the provisions of the applicable Unit Agreement (if any), such Units will be validly issued and will entitle the holders thereof to the rights specified in the Unit Agreements to the extent governed by Israeli law.

We are members of the Israel Bar, and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise.

WWW.LIPAMEIR.CO.IL	EMAIL: LAW@LIPAMEIR.CO.IL

Our opinions herein are subject to and may be limited by applicable bankruptcy, insolvency and other laws of general application, or by generally applicable rules of law arising from statutes, judicial and administrative decisions, affecting enforcement of creditors’ rights generally and laws or generally applicable rules of law, relating to the availability of specific performance, injunctive relief or other equitable remedies.

You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable Prospectus Supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and “Enforceability of Civil Liabilities” in the Prospectus. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Securities. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the SEC thereunder.

Sincerely yours,

/s/ Lipa Meir & Co

WWW.LIPAMEIR.CO.IL	EMAIL: LAW@LIPAMEIR.CO.IL